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                                                                    Exhibit 10.9

                                OPTION AGREEMENT


                  THIS OPTION AGREEMENT (the "Agreement") is made as of this 22nd day of August, 1996, by and between C/N HORSHAM TOWNE LIMITED PARTNERSHIP, a Pennsylvania limited partnership, having an address c/o The Nichols Company, 16 Campus Boulevard, Newtown Square, PA 19073 (hereinafter called "Optionor"), and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address c/o Brandywine Realty Trust, Suite 100, Two Greentree Center, Marlton, NJ 08053 (hereinafter called "Optionee").


                                   Background

                  A. Optionor is the owner of all those certain tracts or parcels of ground, and all improvements thereon, located at 255, 355, 455 and 555 Business Center Drive, Horsham, Pennsylvania, as more fully described on Exhibit "A" (collectively, the "Property").

                  B. Pursuant to a Contribution Agreement dated as of July 30, 1996 (the "Contribution Agreement") by and among Safeguard Scientifics, Inc. ("SSI"), The Nichols Company ("TNC") and Brandywine Realty Trust ("BRT"), SSI, TNC and BRT have today conveyed certain properties to Optionee in exchange for the issuance of units of Class A limited partnership interests in Optionee (the "LP Units"). Optionor is an affiliate of TNC. Optionor desires to grant to Optionee and Optionee desires to receive an option to acquire the Property from Optionor upon the terms and conditions contained herein.

                                    Agreement

                  The parties hereto, in consideration of the sum of Ten Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and agreements contained herein and intending to be legally bound hereby, agree as follows:

                  1. Grant of Option. Optionor does hereby grant to Optionee the right and option (the "Option") to acquire the Property in exchange for issuance of LP Units based on the Exchange Price (as defined below) and otherwise upon the terms and conditions set forth herein. The Optionee may exercise the Option by delivering written notice to the Optionor and New England Mutual Life Insurance Company (the "Lender") in accordance with Section 16 of this Agreement at any time during the Option Period (as defined below) or during any extension thereof.



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                  2. Term of Option. The Option may be exercised by Optionee at any time during the term commencing on the date hereof and continuing thereafter for a period of twenty-four (24) months (the "Option Period"). If the Option is not exercised by Optionee within the Option Period, or is exercised by Optionee and Optionee thereafter fails to close title in accordance with the terms of this Agreement, then, except as hereinafter otherwise provided, the Option shall terminate without liability to Optionee. The Optionor and Optionee understand and agree that the price of the Option is Ten Dollars ($10.00), which sum, together with the execution of the Contribution Agreement and all related documentation, constitute adequate consideration for the Option.

                  3. Extension of Option Period. Optionee may extend the Option Period for two (2) additional periods of twelve (12) months each. Optionee may extend the Option Period by delivering to Optionor written notice to that effect prior to, as applicable, the expiration of the Option Period or the first extension thereof in accordance with Section 16 hereof. Except as forth in this Section, Optionee shall have no right to extend the Option Period.

                  4. Exchange Price and Issuance of Units.

                           (a) Determination of the Exchange Price. The Exchange
Price for the Property (the "Exchange Price") shall equal (i) the Net Operating Income of the Property divided by .11; less (ii) all sums due and owing under the note, mortgage and any other loan document evidencing or securing the loan encumbering the Property at the time the Option is exercised. The Exchange Price shall be determined at the time of the exercise of the Option. For purposes of such determination, "Net Operating Income" shall be determined in the same manner as net operating income was determined for each of the properties contributed by SSI and TNC to Optionee pursuant to the Contribution Agreement for purposes of determining the number of LP Units in Optionee issued to Optionor with respect to such properties. In the event the Exchange Price is a negative number, Optionee's exercise of its option to purchase the Property shall be deemed withdrawn, but this Agreement, including, but not limited to, Sections 2 and 3 above, shall remain in full force and effect.

                           (b) Issuance of Units. The Exchange Price shall be
payable to Optionor in the form of LP Units. Optionee shall issue that number of LP Units to Optionor equal to the quotient obtained by dividing the Exchange Price by $5.50. The $5.50 divisor in the preceding formula shall be proportionately adjusted in the event there is a split or reverse split of BRT's stock or a dividend payable in BRT stock after the date hereof and prior to the Closing.

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                  5. Exclusive Option. Except (i) in the event of a foreclosure or the tender of a deed-in-lieu of foreclosure or (ii) the lease of space in the ordinary course of business, at no time during the term of the Option shall Optionor convey, transfer, sell, lease, option or otherwise dispose of the Property or any part thereof. No such sale, transfer or other disposition shall be effective unless the Option shall have first expired or been terminated.

                  6. Condition to Exercise of Option. The Option granted by this Agreement and Optionor's obligations hereunder are specifically conditioned upon either (a) Optionor obtaining the consent of the holder of the mortgage on the Property for conveyance of the Property to Optionee under and subject to the mortgage encumbering the Property or (b) Optionee paying to the holder of the mortgage, at Closing, such sums as are necessary to pay off and satisfy such mortgage. In the event Optionor is unable to satisfy the conditions set forth in this Section 6, Optionee's exercise of its option to purchase the Property shall be deemed withdrawn, but this Agreement, including, but not limited to, Sections 2 and 3 above, shall remain in full force and effect.

                  7. Title. Optionor shall convey title to the Property to Optionee at Closing by Special Warranty Deed (the "Deed"), free and clear of (a) all liens, restrictions, easements and other encumbrances, except for those set forth on the attached Exhibit "B", and (b) any additional liens, restrictions, easements or other encumbrances created after the date hereof with Optionee's prior consent (the "Permitted Encumbrances"). At Closing (as defined below), the title conveyed by Optionor shall be good and marketable and insurable as such by any reputable title insurance company selected by the Optionee, at such company's regular rates, pursuant to a standard ALTA owner's form of policy, free of all exceptions, other than the Permitted Encumbrances.

                  8. Closing. The closing of the transaction contemplated herein ("Closing") shall take place at 10:00 a.m. on the thirtieth (30th) day following the date Optionee gives notice of its exercise of the Option, or sooner by mutual agreement of the parties hereto (the "Closing Date"). If said thirtieth
(30th) day shall not be a business day, then the Closing shall occur on the first business day thereafter. In the event of a casualty loss on the Property, Optionor may, but is not obligated to, extend the Closing Date, by written notice to Optionee, for up to ninety (90) days to permit the repair of the damage caused by such casualty. For purposes hereof, a "business day" shall mean any day other than a day on which commercial banks in the Commonwealth of Pennsylvania are required or permitted by law to close. The Closing shall occur at the offices of Drinker Biddle & Reath, The Philadelphia National Bank Building, 1345 Chestnut

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Street, Philadelphia, PA 19107-3496, or at such other location as the parties may mutually agree.

                  9. Transfer Taxes. All Commonwealth and county, township or municipal real property transfer taxes shall be apportioned equally between the Optionor and the Optionee.

                  10. Adjustments. Closing adjustments shall be made in accordance with Section 7 of the Contribution Agreement.

                  11. Representations and Warranties of Optionor. Optionor makes the representations and warranties as of the date of this Agreement as set forth on the attached Exhibit "C." As a condition precedent to Closing, Optionor shall deliver to Optionee a certification stating that all of Optionor's representations and warranties as set forth on the attached Exhibit "C" are true and correct in all material respects as of the Closing Date. In the event that Optionor's representations and warranties as set forth on the attached Exhibit "C" are not true and correct in all material respects as of the Closing Date, Optionee may withdraw Optionee's exercise of the Option, in which event Optionee's right to acquire the Property shall continue in accordance with the terms of this Agreement.

                  12. Representations of Optionee. Optionee represents and warrants as of the date of this Agreement as follows:

                           (a) Optionee has full power and authority to enter
into this Agreement and to perform all obligations hereunder.

                           (b) The performance by Optionee of Optionee's
obligations under this Agreement will not violate any law, result in any breach, constitute a default under, or require any consent pursuant to any contract or other agreement, lease, license or permit to which Optionee is a party, or require Optionee to obtain the consent of any person, entity or governmental authority.

                  13. Representations Limited. All representations and warranties made by the parties in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereunder for a period of two (2) years from the Closing Date, and claims made prior to the expiration of such two (2) year period shall survive if not resolved within such two (2) year period. Any claim made after Closing alleging misrepresentation or breach of any of such representations and warranties shall be made solely pursuant to the indemnification provisions provided in the Agreement of Limited Partnership dated as of August 22, 1996 by and among Optionor, TNC and BRT.


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                  14. Condition of Premises. Optionee shall be afforded the
opportunity to inspect the Property and Optionee, if it exercises the Option, shall automatically and without further action, be deemed to have released Optionor from all responsibility and liability regarding the condition or utility of the Property and any personal property located thereon. OPTIONEE SHALL PURCHASE THE PROPERTY IN "AS IS - WHERE IS" CONDITION, SUBJECT TO REASONABLE USE, WEAR AND TEAR AND NORMAL DEPRECIATION BETWEEN THE DATE HEREOF AND CLOSING. Optionor shall not be obligated to make any alterations, repairs or improvements to the Property or any personal property located thereon and shall not be obligated to remove any items of personal property from the Property on the Closing Date.

                  15. Brokers. Optionor and Optionee each represent and affirm to the other that neither Optionor nor Optionee has made any agreement or taken any action which may cause any broker or finder to become entitled to a commission as a result of the transaction contemplated by this Agreement. Each of the parties hereto agrees to indemnify, defend and hold the other harmless against any claims, demands, suits, judgments or liabilities which arise by reason of a breach of the foregoing representation. The provisions of this Section shall survive the Closing or other termination of this Agreement.

                  16. Notices. All notices, requests and other communications under this Agreement, to be effective, shall be in writing and shall be sent by certified mail, return receipt requested or by overnight delivery by recognized courier, addressed as follows:

                  If to Optionor:

                           Anthony A. Nichols, Sr.
                           The Nichols Company
                           16 Campus Boulevard, Suite 150
                           Newtown Square, PA 19073

                  With a copy to:

                           John W. Fischer, Esq.
                           Drinker Biddle & Reath
                           1000 Westlakes Drive
                           Suite 300
                           Berwyn, PA  19312


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                  If to Optionee:

                           Gerard Sweeney
                           President
                           Brandywine Realty Trust
                           Suite 100
                           Two Greentree Center
                           Marlton, NJ  08053

                  With a copy to:

                           Michael H. Friedman, Esq.
                           Pepper, Hamilton & Scheetz
                           3000 Two Logan Square
                           18th & Arch Streets
                           Philadelphia, PA 19103-2799




                  If to Lender:     New England Mutual Life
                                      Insurance Company
                                    501 Boylston Street
                                    Boston, MA  02116-3700
                                    Attention: Law Department Mortgage Group



                  With a copy to:




or such other person or address which Optionor or Optionee shall have given notice as herein provided.

                  17. Loans for Capital Improvements. During the term of this Agreement, Optionor shall have the right to fund the costs incurred by Optionor with respect to new leases for space in the Property (including but not limited to costs of tenant improvements, brokerage commissions and legal fees) through loans made by Optionor or an affiliate for such purpose ("Capital Improvement Loans"). All such Capital Improvement Loans shall bear interest at the prime rate and shall be payable out of cash flow from the Property remaining after payments of third party debt. Upon exercise by Optionee of the Option, Optionor shall advise Optionee if any Capital Improvement Loans will remain outstanding at Closing hereunder. Any Capital Improvement Loans (included accrued but unpaid interest) that are outstanding at Closing shall (i) reduce the Exchange Price on a dollar for dollar basis and (ii) shall be payable by Optionee on a pari-passu basis with any loans made by Optionor to Optionee pursuant

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to that certain Distribution Support and Loan Agreement of even date herewith between Optionor and Optionee. Optionee shall assume all obligations under any such Capital Improvement Loan outstanding at Closing and shall indemnify and hold Optionor harmless from any obligations accruing under any such Loan after the date of Closing. Anything herein to the contrary notwithstanding, from and after this date, Optionor shall not assume or incur additional indebtedness for capital improvements to the Property without the prior written consent of Optionee, which consent shall not be unreasonably withheld, conditioned or delayed.

                  18. Recording. At the request of either party this Agreement or a memorandum thereof may be recorded in the Office of the Recorder of Deeds for the county in which the Property is located.

                  19. Miscellaneous.

                           (a) Entire Agreement; Merger. This Agreement together
with the Exhibits attached hereto embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                           (b) Time of the Essence. Time is of the essence as to
the performance of all terms and conditions of this Agreement.

                           (c) Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                           (d) Successors and Assigns. This Agreement shall be
binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

                           (e) Headings. All headings are for convenience only,
and shall not be used in construing any of the provisions of this Agreement.

                           (f) Counterparts. This Agreement may be executed in
multiple counterparts, each of which shall be deemed an original.

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                           (g) Non-Recourse. No recourse shall be had for any
obligation of Optionee hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Optionee, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Optionor. In the event Optionee exercises its option to purchase the Property and thereafter fails to complete Closing by reason of the default of Optionee hereunder, Optionor shall have the right to terminate this Agreement, in which event Optionee's right to acquire the Property shall lapse. In the event Optionee exercises its option to purchase the Property and thereafter fails to complete Closing for a cause other than the default of Optionee hereunder, including but not limited to a title defect or casualty loss, Optionee may withdraw Optionee's exercise of the Option, in which event Optionee's right to acquire the Property shall continue in accordance with the terms of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed,sealed and delivered this Agreement the day and year first above written.

                                    OPTIONOR:

                                    C/N HORSHAM TOWNE LIMITED
                                    PARTNERSHIP, acting by and through
                                    its general partner, C/N HORSHAM
                                    TOWNE, INC.


                                    By: /s/ Anthony A. Nichols
                                       ----------------------------------
                                             Name:
                                             Title:

                                             [Corporate Seal]


                                    OPTIONEE:

                                    BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                    By:      BRANDYWINE REALTY TRUST, its
                                             general partner


                                    By: /s/ Gerard H. Sweeney
                                       ----------------------------------
                                             Name: Gerard H. Sweeney
                                             Title: President

                                             [Corporate Seal]


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                  The address of the above named Optionee is:

                  c/o Brandywine Realty Trust
                  Suite 100
                  Two Greentree Center
                  Marlton, New Jersey 08053



                  By: /s/ Gerard H. Sweeney
                      ----------------------------------
                      On behalf of the Optionee


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